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                                                                    Exhibit 23.1

                         RECKSON ASSOCIATES REALTY CORP.
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statements Forms S-3 (No. 333-115997, No. 333-11801, No. 333-46883, No. 333-29003, No.
333-46094, No. 333-61170 and No. 333-68686) and in the related Prospectus and Forms S-8 (No. 333-87235, No. 333-66283, No. 333-66273, No. 333-45359, No.
333-04526, No. 333-38814, No. 333-102163 and No. 333-102174) pertaining to the
Stock Option Plans, of Reckson Associates Realty Corp., of our reports dated March 7, 2006, with respect to the consolidated financial statements and schedule of Reckson Associates Realty Corp., Reckson Associates Realty Corp. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Reckson Associates Realty Corp., included in this Annual Report Form 10-K for the year ended December 31, 2005.



                                                              Ernst & Young, LLP


New York, New York
March 7, 2006